EXHIBIT 4.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of May 14, 2010, is entered into by and among Crown Americas LLC, a Pennsylvania limited liability company (the “U.S. Borrower”), the other undersigned Credit Parties, the undersigned financial institutions, including Deutsche Bank AG New York Branch, in their capacities as lenders hereunder (collectively, the “Lenders,” and each individually, a “Lender”), and Deutsche Bank AG New York Branch, as Administrative Agent (“Administrative Agent”) and as Collateral Agent (“Collateral Agent”) for the Lenders.  Terms used herein and not otherwise defined herein shall have the same meanings as specified in the Credit Agreement (as defined below).

RECITALS:

A.  The U.S. Borrower, the other Credit Parties party thereto, the Lenders, the Agents named therein and Administrative Agent have heretofore entered into that certain Credit Agreement dated as of November 18, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.  The Borrowers wish, and the Lenders signatory hereto and Administrative Agent are willing, subject to the terms and conditions set forth herein, to amend the Credit Agreement, as specifically set forth herein.

C.  This Amendment constitutes a Loan Document and these Recitals shall be construed as part of this Amendment.

NOW, THEREFORE, in consideration of the recitals herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1   Amendment of Credit Agreement.

The Credit Agreement is hereby amended as of the Third Amendment Effective Date (as hereinafter defined) as follows:

1.1.  Section 1.1 of the Credit Agreement shall be amended by replacing the “.” at the conclusion of the definition of “Permitted Issuer” with the following:

; provided further that European Borrower shall be a Permitted Issuer with respect to Indebtedness permitted by Section 8.1(a)(ii).

1.2.  Section 8.1(a) of the Credit Agreement shall be amended by amending and restating Section 8.1(a)(ii) in its entirety to read as follows:

(A) Indebtedness of the European Borrower under the First Lien Notes and (B) other Permitted Public Debt issued by the European Borrower in a principal amount not to exceed €500,000,000, and Guarantee Obligations in respect of such Indebtedness by each Subsidiary Credit Party and Parent Guarantor;

1.3. Section 8.1(a)(v) shall be amended to delete the reference to clause “(ii)” of Section 8.1(a) therein.

SECTION 2   Conditions to Effectiveness of the Amendment.  The provisions of this Amendment shall become effective upon the date of the satisfaction of all of the conditions set forth in this Section 2 (the “Third Amendment Effective Date”), with any documents delivered to Administrative Agent dated the Third Amendment Effective Date unless otherwise noted:

2.1.  Proper Execution and Delivery of Amendment.  The Borrowers, the other Credit Parties party hereto, Administrative Agent and the Required Lenders shall have duly executed and delivered to Administrative Agent this Amendment.

2.2.  Representations and Warranties; No Default.  After giving effect to this Amendment, the representations and warranties set forth in Article VI of the Credit Agreement shall be true and correct in all material respects, except to the extent such representations and warranties are expressly made as of a specified date in which event such representations and warranties shall be true and correct in all material respects as of such specified date, and no Event of Default or Unmatured Event of Default shall have occurred or be continuing.

2.3.  Corporate Proceedings.  All corporate and/or limited liability company and legal proceedings and all instruments and agreements to be executed by each Credit Party in connection with the transactions contemplated by this Amendment and the other Loan Documents shall be satisfactory in form and substance to Administrative Agent.

2.4.  Fees and Expenses.  The Borrowers shall have paid to the Administrative Agent, for its own account or the account of the Lenders, as applicable, (i) any separately agreed upon fees owed to the Administrative Agent and (ii) any other costs and expenses due and payable on the Third Amendment Effective Date (including, without limitation those payable pursuant to Section 4 below).

2.5.  Proper Execution and Delivery of Reaffirmation.  The Guarantors shall have duly executed and delivered to Administrative Agent a Reaffirmation of Security Documents in the form of Exhibit A hereto; provided, that each relevant non-U.S. Credit Party shall duly execute and deliver such reaffirmation within fifteen (15) days of the Third Amendment Effective Date.

SECTION 3  References to and Effect on the Credit Agreement.  On and after the date hereof each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference to the Credit Agreement, as the case may be, in the Loan Documents and all other documents (the “Ancillary Documents”) delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

Except as specifically amended above, the Credit Agreement, and the other Loan Documents and all other Ancillary Documents shall remain in full force and effect and are hereby ratified and confirmed.

The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or Administrative Agent under the Credit Agreement, the Loan Documents or the Ancillary Documents.

SECTION 4   Costs and Expenses.  The U.S. Borrower agrees to pay promptly upon the request of the Administrative Agent all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments referred to herein and therein or in connection herewith or therewith, including, without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn LLP, special counsel to Administrative Agent.

SECTION 5   Miscellaneous.

5.1.  Execution in Counterparts.  This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.  Delivery of an executed signature page to this Amendment by telecopy shall be deemed to constitute delivery of an originally executed signature page hereto.

5.2.  Governing Law.  THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF SAID STATE.

5.3.  Headings.  Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

5.4.  Integration.  This Amendment, the other agreements and documents executed and delivered pursuant to this Amendment and the Credit Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

5.5.  Binding Effect.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and assigns.  Except as expressly set forth to the contrary herein, this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the Borrowers, the other Credit Parties party hereto, the Agents and the Lenders and their respective successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their duly authorized officers as of the day and year first above written.

                      CROWN AMERICAS LLC

                      By:  /s/ Michael B. Burns
                      Name:  Michael B. Burns
                      Title: Vice President & Treasurer

                      CROWN EUROPEAN HOLDINGS S.A.

                      By:  /s/ Howard Lomax
                      Name:  Howard Lomax
                      Title:  Director

                      CROWN HOLDINGS, INC.

                      By:  /s/ Michael B. Burns
                      Name:  Michael B. Burns
                      Title: Vice President & Treasurer

                      CROWN INTERNATIONAL HOLDINGS, INC.

                      By:  /s/ Michael B. Burns
                      Name:  Michael B. Burns
                      Title: Vice President & Treasurer

                      CROWN CORK & SEAL COMPANY, INC.

                      By:  /s/ Michael B. Burns
                      Name:  Michael B. Burns
                      Title: Vice President & Treasurer

Signature Page to Crown Third Amendment to Credit Agreement

                      DEUTSCHE BANK AG NEW YORK BRANCH, in its individual capacity and as Administrative Agent and U.S.  Collateral Agent

                      By:  /s/ Enrique Landaeta
                      Name:  Enrique Landaeta
                      Title:  Vice President

                      By:  /s/ Erin Morrissey
                      Name:  Erin Morrissey
                      Title:  Vice President

                      DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. Administrative Agent and Euro Collateral Agent

                      By:  /s/ Enrique Landaeta
                      Name:  Enrique Landaeta
                      Title:  Vice President

                      By:  /s/ Erin Morrissey
                      Name:  Erin Morrissey
                      Title:  Vice President

Signature Page to Crown Third Amendment to Credit Agreement

EXHIBIT A

FORM OF REAFFIRMATION OF SECURITY DOCUMENTS

Each of the undersigned acknowledges receipt of a copy of the Third Amendment to Credit Agreement dated as of May 14, 2010 by and among Crown Americas LLC (the “Company”), each other Credit Party party thereto, the financial institutions party thereto and Deutsche Bank AG New York Branch, as Administrative Agent (the “Third Amendment to Credit Agreement”).  Each of the undersigned hereby consents to the Third Amendment to Credit Agreement and each of the transactions referenced in the Third Amendment to Credit Agreement and hereby reaffirms its obligations under (i) each “Guarantee Agreement” to which such undersigned Person is a party (including, with respect to the European Borrower and each Parent Guarantor, its guaranty under Article XIV of the Credit Agreement (as hereinafter defined)), and (ii) each “Security Document” (as defined in that certain Credit Agreement dated as of November 18, 2005 among CROWN AMERICAS LLC, a Pennsylvania limited liability company, CROWN EUROPEAN HOLDINGS S.A., a société anonyme organized under the laws of France, CROWN METAL PACKAGING CANADA LP, a limited partnership organized under the laws of the Province of Ontario, Canada, CROWN CORK & SEAL COMPANY, INC., a Pennsylvania corporation, CROWN HOLDINGS, INC., a Pennsylvania corporation, CROWN INTERNATIONAL HOLDINGS, INC., a Delaware corporation, each of the Subsidiary Borrowers from time to time party thereto, the financial institutions from time to time party thereto, THE BANK OF NOVA SCOTIA, as Canadian administrative agent and DEUTSCHE BANK AG NEW YORK BRANCH, as U.K. administrative agent and as administrative agent, (as amended by the First Amendment to Credit Agreement dated as of August 4, 2006, the Second Amendment to the Credit Agreement dated as of November 12, 2009 and the Third Amendment to Credit Agreement (the “Credit Agreement”)) to which such undersigned Person is a party.  Terms used herein and not otherwise defined shall have the meanings specified in the Credit Agreement.

Dated as of ________, 2010.

[signature pages follow]

[Signature Page to Reaffirmation re Third Amendment]